Exhibit 10.3

CONSENT TO CREDIT AGREEMENT

THIS CONSENT TO CREDIT AGREEMENT (this "Consent") is entered into as of September 19, 2016, by and among the financial institutions party thereto from time to time (together with their respective successors and assigns, the "Lenders"), Wells Fargo Bank, N.A., as a Lender and administrative agent for the Lenders (in such capacity, "Agent"), CIBER, Inc., a Delaware corporation ("Borrower Representative"), on behalf of itself and each other Borrower (as defined in the Credit Agreement, defined below) other than CIBER AG, an Aktiengesellschaft organized under the laws of Germany ("CIBER AG") and CIBER AG.
WHEREAS, Borrower Representative, CIBER AG, CIBER UK Ltd., a limited company incorporated in England and Wales with company number 02623681 ("UK Borrower"), CIBER International B.V., a besloten vennootschap met beperkte aansprakelijkheid organized under the laws of the Netherlands ("CIBER International"), CIBER Nederland B.V., a besloten vennootschap met beperkte aansprakelijkheid organized under the laws of the Netherlands ("CIBER Nederland"; together with CIBER International, "Dutch Borrowers"), CIBER Holding GmbH, a Gesellschaft mit beschränkter Haftung organized under the laws of Germany ("CIBER Holdings Germany"), topcontracts GmbH, a Gesellschaft mit beschränkter Haftung organized under the laws of Germany ("topcontracts Germany"), CIBER AG and CIBER Managed Services GmbH, a Gesellschaft mit beschränkter Haftung organized under the laws of Germany ("CIBER Managed Services" and collectively with CIBER Holdings Germany, topcontracts Germany and CIBER AG, each a "German Borrower" and collectively, the "German Borrowers"); Borrower Representative and European Borrowers (as defined in the Credit Agreement) are referred to hereinafter each individually as a "Borrower" and collectively as "Borrowers"), Agent and Lenders are parties to that certain Credit Agreement dated as of May 7, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"; unless otherwise defined, capitalized terms used herein shall have the same meanings ascribed to such terms in the Credit Agreement);
WHEREAS, Borrowers have advised Agent and Lenders that Consultants in Business, Engineering and Research Sweden AB ("Consultants") has entered into that certain Sale and Purchase Agreement dated on or about September 19, 2016, by and between Consultants, as seller, and Bouvet Stockholm AB ("Buyer"), as buyer, attached hereto as Exhibit A (the "Sale Agreement"), pursuant to which, among other things, (inter alia) Consultants will sell the Purchased Assets (as defined in the Sale Agreement) to the Buyer and the Buyer will assume the Assumed Liabilities (as defined in the Sale Agreement) of Consultants (such sale pursuant to the Sale Agreement, the "Sweden Sale");
WHEREAS, Borrowers acknowledge and agree that absent the prior written consent of Required Lenders, the Sweden Sale would be a breach of Section 6.4 of the Credit Agreement and an automatic Event of Default under Section 8.2(a) of the Credit Agreement;
WHEREAS, the Required Lenders are willing to so consent to the Sweden Sale subject to the terms and conditions set forth herein; and

NOW THEREFORE, in consideration of the premises and mutual agreements herein contained, the parties hereto agree as follows:
1.Consent. Subject to the satisfaction of the conditions to effectiveness set forth in Section 4 of this Consent and in reliance upon the representations and warranties set forth in Section 5 of this Consent, Agent and Required Lenders hereby consent to the consummation of the Sweden Sale pursuant to the Sale Agreement; provided that Borrower Representative or one of its Subsidiaries shall receive no less than $1,000,000 of gross sale proceeds and no less than $900,000 of net sale proceeds from the Sweden Sale. As a condition to such consent, Agent shall impose a block on US Availability of $3,250,000 (representing an increase of $250,000 to the $3,000,000 block put in place pursuant to that certain Consent to Credit Agreement dated August 24, 2016) at all times after the date of this Consent, reducing the amount of US Availability on any date of determination by $3,250,000; each of Borrower Representative, on behalf of itself and each other Borrower (other than CIBER AG) and each Guarantor (by Borrower Representative's execution and delivery of the attached Consent and Reaffirmation), and CIBER AG expressly acknowledge and agree that such block is a condition to the consent provided in this Consent. This is a limited consent and shall not be deemed to constitute a consent or waiver of any other term, provision or condition of the Credit Agreement or any other Loan Document, as applicable, or to prejudice any right or remedy that Agent or any Lender may now have or may have in the future under or in connection with the Credit Agreement or any other Loan Document.
2.    Continuing Effect. Except as expressly set forth in Section 1 of this Consent, nothing in this Consent shall constitute a modification or alteration of the terms, conditions or covenants of the Credit Agreement or any other Loan Document, or a waiver of any other terms or provisions thereof, and the Credit Agreement and the other Loan Documents shall remain unchanged and shall continue in full force and effect.
3.    Reaffirmation and Confirmation. Each of Borrower Representative, on behalf of itself and each other Borrower (other than CIBER AG), and CIBER AG hereby ratifies, affirms, acknowledges and agrees that the Credit Agreement and the other Loan Documents represent the valid, enforceable and collectible obligations of Borrowers, and further acknowledges that there are no existing claims, defenses, personal or otherwise, or rights of setoff whatsoever with respect to the Credit Agreement or any other Loan Document. Each of Borrower Representative, on behalf of itself and each other Borrower (other than CIBER AG), and CIBER AG hereby agrees that this Consent in no way acts as a release or relinquishment of the Liens and rights securing payments of the Obligations. The Liens and rights securing payment of the Obligations are hereby ratified and confirmed by each Borrower in all respects.
4.    Conditions to Effectiveness. This Consent shall become effective upon the satisfaction of each of the following conditions precedent, each in form and substance acceptable to Agent:
(a)    Agent shall have received a fully executed copy of this Consent, including the Consent and Reaffirmation attached hereto;

(b)    Agent shall have received a fully executed copy of the Sale Agreement together with any schedules and exhibits attached thereto;
(c)    The Sweden Sale shall have been consummated pursuant to the Sale Agreement (which shall not have been amended further, except as disclosed in writing to Agent and expressly consented to by Agent); and
(d)    No Default or Event of Default shall have occurred and be continuing on the date hereof (other than the Specified Events of Default) after giving effect to this Consent and the consummation of the Sweden Sale.
5.    Representations and Warranties. In order to induce Agent and Lenders to enter into this Consent, each of Borrower Representative, on behalf of itself and each other Borrower (other than CIBER AG) and CIBER AG hereby jointly and severally represent and warrant to Agent and Lenders that, after giving effect to this Consent:
(a)    All representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date of this Consent, in each case as if then made, other than representations and warranties that expressly relate solely to an earlier date;
(b)    No Default or Event of Default (other than the Specified Events of Default) has occurred and is continuing;
(c)    This Consent and the Credit Agreement constitute legal, valid and binding obligations of each Borrower and are enforceable against each Borrower in accordance with their respective terms, except as such enforcement may be limited by equitable principals or by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally; and
(d)    Borrowers have provided a true, complete and correct copy of the Sale Agreement and all other material documents being entered into by any Loan Party in connection therewith, and none of the Sale Agreement or any such other documents have been amended or otherwise modified in any manner since the signing date of September 19, 2016, except as has been expressly disclosed to Agent in writing.
6.    Miscellaneous.
(a)    Expenses. Subject to Section 2.5 of the Credit Agreement, each of Borrower Representative, on behalf of itself and each other Borrower (other than CIBER AG) and CIBER AG jointly and severally agree to pay on demand all Lender Group Expenses of Agent (including, without limitation, the fees and expenses of outside counsel for Agent) in connection with the preparation, negotiation, execution, delivery and administration of this Consent and all other instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith. All obligations provided herein shall survive any termination of this Consent and the Credit Agreement.
(b)    Governing Law. This Consent shall be a contract made under and governed by the internal laws of the State of New York. The choice of law and venue and jury trial waiver provisions set forth in Section 12 of the Credit Agreement are incorporated herein by reference and shall apply in all respects to this Consent.
(c)    Counterparts. This Consent may be executed in any number of counterparts, and by the parties hereto on the same or separate counterparts, and each such counterpart, when executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Consent. Delivery of an executed counterpart of this Consent by facsimile or other electronic transmission (including a ".pdf" file) shall be equally effective as delivery of an original executed counterpart of this Consent.
7.    Release.
(a)    In consideration of the agreements of Agent and Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Borrower Representative, on behalf of itself and each other Borrower (other than CIBER AG) and each Guarantor (by Borrower Representative's execution and delivery of the attached Consent and Reaffirmation), and CIBER AG, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent and Lenders, and their successors and assigns, and their present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Agent, each Lender and all such other Persons being hereinafter referred to collectively as the "Releasees" and individually as a "Releasee"), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set‑off, demands and liabilities whatsoever (individually, a "Claim" and collectively, "Claims") of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which any such Borrower or Guarantor or any of their respective successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever in relation to, or in any way in connection with any of the Credit Agreement, or any of the other Loan Documents or transactions thereunder or related thereto, in each case, solely that arises at any time on or prior to the day and date of this Consent.
(b)    Each of Borrower Representative, on behalf of itself and each other Borrower (other than CIBER AG) and each Guarantor (by Borrower Representative's execution and delivery of the attached Consent and Reaffirmation), and CIBER AG understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

(c)    Each of Borrower Representative, on behalf of itself and each other Borrower (other than CIBER AG) and each Guarantor (by Borrower Representative's execution and delivery of the attached Consent and Reaffirmation), and CIBER AG agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.
8.    Acknowledgement of Existing Events of Default. Each of Borrower Representative, on behalf of itself and each other Borrower (other than CIBER AG) and each Guarantor (by Borrower Representative's execution and delivery of the attached Consent and Reaffirmation), and CIBER AG each hereby acknowledges and agrees that certain Events of Default have occurred and are continuing, including without limitation the Events of Default (the "Specified Events of Default") identified in that certain Reservation of Rights letter delivered from Agent to Borrowers on May 10, 2016 and in that certain Reservation of Rights letter delivered from Agent to Borrowers on August 22, 2016, each of which remains outstanding on the date hereof. Agent and the Lenders have not waived, and have no intention of waiving, any Events of Default (including, without limitation, the Specified Events of Default) which may have occurred or are continuing as of the date hereof or any Events of Default which may occur after the date hereof or any of their respective rights and remedies with respect thereto. Nothing contained in this Consent, and no delay on the part of Agent or any Lender in exercising any such rights or remedies, shall be construed as a waiver of any such rights or remedies. Each of Borrower Representative, on behalf of itself and each other Borrower (other than CIBER AG) and each Guarantor (by Borrower Representative's execution and delivery of the attached Consent and Reaffirmation), and CIBER AG hereby acknowledge and agree that in connection therewith and without limiting the foregoing, pursuant to Section 3.2 of the Credit Agreement, the existence of the Specified Events of Default suspends the obligation of the Lender Group (or any member thereof) to make any Revolving Loans hereunder (or to issue, extend or amend any other Letter of Credit hereunder) unless Lender Group (or any member thereof) subsequently determine in their sole discretion to make additional Revolving Loans hereunder (or to issue, extend or amend any other Letter of Credit hereunder) pursuant to terms and conditions determined by each member of the Lender Group in its sole discretion.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Consent to be executed by their respective officers thereunto duly authorized and delivered as of the date first above written.

CIBER, INC., a Delaware corporation, on behalf of itself and each other Borrower (other than CIBER AG)
By:	/s/ Christian Mezger
Name: Title:	Christian Mezger Chief Financial Officer

CIBER AG
By:	/s/ Christian Mezger
Name: Title:	Christian Mezger Director – Supervisory Board

Signature Page to Consent to Credit Agreement

WELLS FARGO BANK, N.A., a national banking association, as Agent, as Lead Arranger, as Sole Book Runner, as UK Security Trustee, as a US Lender, as a UK-Dutch Lender and as a German Lender
By:	/s/ Karen Kenney
Name:	Karen Kenney Its Authorized Signatory

Signature Page to Consent to Credit Agreement

CONSENT AND REAFFIRMATION
CIBER, Inc., a Delaware corporation ("Borrower Representative"), on behalf of each other Guarantor (as defined in the Credit Agreement) hereby: (i) acknowledges receipt of a copy of the foregoing Consent to Credit Agreement (the "Consent") (terms defined therein and used, but not otherwise defined, herein shall have the meanings assigned to them therein); (ii) consents to each Borrower's execution and delivery thereof; (iii) agrees to be bound thereby, including Section 7 of the foregoing Consent; and (iv) affirms that nothing contained therein shall modify in any respect whatsoever any Loan Documents to which the undersigned is a party (except as expressly set forth in the foregoing Consent) and reaffirms that each such Loan Document is and shall continue to remain in full force and effect. Although each Guarantor has been informed of the matters set forth herein and has acknowledged and agreed to same, Borrower Representative, on behalf of each Guarantor, acknowledges and agrees that each Guarantor understands that Agent and Lenders have no obligation to inform any Guarantor of such matters in the future or to seek any Guarantor's acknowledgment or agreement to future consents, amendments or waivers, and nothing herein shall create such a duty.
[signature pages follow]

CIBER, INC., a Delaware corporation, on behalf of each Guarantor
By:	/s/ Christian Mezger
Name: Title:	Christian Mezger Chief Financial Officer

Signature Page to Consent and Reaffirmation to Consent to Credit Agreement

Exhibit A
Sale Agreement

(See Attached)